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                                                                   EXHIBIT 10(p)

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT, is entered into as of this 25th day of March, 1996, is by and between EARL SCHEIB, INC., a Delaware corporation (the "Company") and John Branch, an individual whose mailing address is 12036 Goshen Avenue, Los Angeles, CA. 90049 ("Employee").

                                    RECITALS

         A. Employee has developed considerable familiarity with and expertise in the financial and accounting operations of retail and manufacturing operations.

         B. Employee and the Company desire to provide for Employee's employment by the Company upon the terms and conditions set forth in this Employment Agreement.

                                    AGREEMENT


1. Employment. The Company hereby agrees effective April 29, 1996 (or sooner, if agreed to by both parties) to employ Employee and Employee hereby agrees effective April 29, 1996 to serve the Company as its Senior Vice President and Chief Financial Officer. Employee further agrees that he (i) shall report to the President and the Board of Directors of the Company, and (ii) serve as an officer of such subsidiaries of the Company as he shall be elected.

         2. Employment Term. Subject to the terms and conditions hereof, Employee shall serve at the discretion of the Company (the "Employment Term").

         3. Responsibilities. During the Employment Term, Employee shall render such services to the Company and its subsidiaries and affiliates as are reasonably required by the President and Board of Directors of the Company and as may be required by virtue of the office(s) and positions held by Employee. Such responsibilities shall include but not be limited to:

                  (a) devoting Employee's full time and best effort to the performance of all responsibilities to the Company to further the business and interests of the Company and its subsidiaries, and shall perform the services contemplated herein faithfully, diligently, to the best of his ability;

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                  (b) reviewing all the Company's financial, accounting and
management information systems areas to reduce expenses where appropriate and improve efficiency;

                  (c) ensure that the Company is complying with all financial and accounting rules to which it must comply including, without limitation, FASB rules and regulations and rules and regulations of the Securities and Exchange Commission (jointly, the "Rules");

                  (d) establishing effective management systems with a view toward implementing the Company's financial objective of increasing profits and positive cash flow; and

                  (e) implementing effective financial controls, both internal and external, and reporting procedures consistent with and in support of the Rules.

         4. Compensation. As full compensation for all services rendered pursuant to this Employment Agreement, the Company agrees to pay Employee a gross salary equal to $140,000 per year (the "Salary") subject to annual review. The Salary shall be payable in installments not less frequently than semi-monthly in accordance with the regular employee salary procedure from time to time adopted by the Company. There shall be deducted from all Compensation paid to Employee such sums, including, but without limitation, social security, income tax withholding, disability and unemployment insurance, as Company is obligated by law to withhold.

         5. Bonus. Notwithstanding Section 4 above, Employee will be eligible to receive a bonus in accordance with the terms of the Company's management bonus plan, if any.

         6. Options. Notwithstanding Section 5 above and subject to Board of Director's and Shareholders' approval, the Company shall grant, Employee an option to purchase up to 50,000 shares of the common stock of Company ("Common Stock") at the last reported sales price per share as quoted on the AMEX as of the date of this Agreement (the "Price"), and an option to purchase up to 50,000 shares of Common Stock at the Price plus $3.50 per share and on the terms and conditions stated in that certain Stock Option Agreement of even date herewith between the Company and Employee.

         7. Expenses. During the Employment Term, the Company shall allow Employee reasonable travel, business entertainment, and other business expenses incurred in the performance of his duties hereunder, subject to the rules and regulations adopted by the Company for the handling of such business expenses provided Employee shall first furnish proper expense account information for approval setting forth the information


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required by the U.S. Treasury Department for deductible business expenses. It is agreed that Employee will generally pay his own lunch and personal costs in accord with the practice of the President and Executive Vice President of the Company.

         8. Other Benefits. During the Employment Term, the Company shall provide Employee with the same insurance and other benefits that the Company makes available to other similarly situated employees with the exception of not providing those offered under the Company's Supplemental Employee Retirement Plan.


         9.       Confidentiality and Restricting Contact With Competitive
Business.

                  9.1 Employee hereby acknowledges that Company's business operations require protection of certain proprietary interests in Confidential Information (defined below) and practices and that Employee's access to such information places Employee in a position of confidence and trust with Company. Except as (i) required by law or judicial process or (ii) in accordance with his fiduciary obligations to the Company, Employee agrees while employed by the Company and thereafter for a period of two years not, directly or indirectly, to disclose or use to the detriment of the Company or any of its affiliates (the term "affiliates" as used in this Employment Agreement is understood to mean subsidiaries, and parent and brother/sister corporations of the Company) or for the benefit of any other person or firm any Confidential Information or trade secrets which are not readily available in the public domain and which Company possesses that has been created, compiled, discovered, developed by or for Company, or otherwise acquired by or made known to Company whether by Employee during the course of his employment or otherwise (including, but not limited to, the identity and particular needs of any customer of the Company or any of its affiliates, the methods and techniques of any of the businesses of the Company or any of its affiliates, the marketing plans, budgets and objectives of the Company or any of its affiliates, the formula of any product of the Company or any of its affiliates; all of the foregoing herein is referred to as "Confidential Information") of the Company or any of its affiliates. Furthermore, Employee shall deliver promptly to the Company upon termination of employment, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, formulas and other documents (and all copies thereof) relating to the business of the Company or any of its affiliates and all property associated therewith, then possessed or under the control of the Employee. The terms of this provision are to be construed as broadly as possible to give effect to the intent of the parties.

                  9.2 Employee agrees during the period Employee is employed by Company, Employee shall not directly or indirectly, individually or together or through any affiliate or other person or entity engage in any other business activities similar to


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or in direct or indirect competition with the business, markets or operations of
Company or any of its affiliates, successors or assigns.

                  9.3 Employee agrees that during the period of Employee's employment, and for a period of two (2) years thereafter, except in connection with Employee's duties to, and employment by, Company, Employee shall not directly or indirectly, individually or together or through any affiliate or other person or entity (i) approach, counsel, or attempt to induce any person who is then in the employ of Company to leave their employ, or employ or attempt to employ any such person; (ii) approach, solicit or call on any of the actual customers of Company or potential customers targeted for solicitation by Company for the purpose of securing such customer's business; or (iii) counsel any person, firm, corporation or entity to do any of the above.


         10. Remedies for Breach. Employee acknowledges that the legal remedies for breach of the covenants contained in Section 9 are inadequate, and therefore agrees that, in addition to any or all other remedies available to the Company and its affiliates in the event of a breach or a threatened breach of any covenant contained in Section 9, the Company or any of its affiliates may:

                  (a) Obtain preliminary and permanent injunctions against any and all such actions, and

                  (b) Seek to recover from Employee monetary damages to the Company or its affiliates arising from such breach or threatened breach and all costs and expenses (including attorneys' fees) incurred by the Company or any of its affiliates in enforcement of such covenants.

         11. Benefit. This Employment Agreement shall bind and inure to the benefit of Employee, the Company, and their respective heirs, personal representatives, successors and assigns; provided that Employee may not assign any rights or obligations hereunder without the prior written consent of the Company.

         12. Termination of Prior Agreements. When this Employment Agreement becomes effective it shall supersede all prior arrangements or understandings concerning Employee's employment by the Company but shall in no way affect the Stock Option Agreement.

         13. Governing Law. This Employment Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California.

         14. Severability. The provisions of this Employment Agreement are severable and the invalidity of any one or more of such provisions does not affect or limit the enforceability of the remaining provisions or paragraphs of this Employment Agreement.

         15. Headings. The headings in this Employment Agreement are solely for convenience of reference and shall not affect its interpretation.

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         16.      No Waiver. No failure on the part of any party hereto at any time to require the performance by any other party of any term of the Employment Agreement shall be taken or held to be a waiver of such term or in any way affect such party's right to enforce such term, and no waiver on the part of either party of any term of this Employment Agreement shall be taken or held to be a waiver of any other term hereof or the breach thereof.

         17. Entire Agreement; Written Modifications. This instrument contains the entire agreement between the parties with respect to the subject matter hereof; all representations, promises and prior or contemporaneous understandings relating to Employee's employment by the Company are merged into and expressed in this instrument. This Employment Agreement shall not be amended, modified or supplemented without the written agreement of the parties at the time of such amendment, modification or supplement.

         18. Notice. Any notice required to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally to the party whom notice is given or, if mailed, certified or registered mail, postage prepaid as follows:

                  To Company:  Earl Scheib, Inc.
                               8737 Wilshire Boulevard
                               Beverly Hills, CA. 90211
                               Attention: Corporate Secretary

                  To Employee: To the address set forth at the head of this
                               Employment Agreement.

         19. Counterparts. This Employment Agreement may be executed in separate counterparts, each of which when so executed shall be an original but all of such counterparts shall together constitute but one and the same instrument.

         EXECUTED AND EFFECTIVE as of the date first written above.

                                     EARL SCHEIB, INC.,
                                     a Delaware corporation


                                     By s/ Daniel A. Seigel
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                                           Daniel A. Seigel
                                           President & Chief Executive Officer


                                     s/ John Branch
                                     -------------------------------------------
                                     John Branch


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